EXHIBIT 11.1

Approved 7 June 2004

Corus Group plc

CODE OF ETHICS

1.

Introduction

This code of ethics has been produced in order to meet the revised requirements of the SEC, following the passing of the Sarbanes Oxley legislation in the US in 2002.

Good corporate governance requires that companies adopt and disclose a code of business conduct and ethics (“the Code”).  References to “the Company” refer to any company within the Corus Group of companies including non-wholly owned subsidiaries.   Those to whom the Code applies are required to adhere to its provisions completely and to address any perceived conflict with the Company’s business principles with the Group Company Secretary.

The Board of Directors of Corus Group has adopted this Code which is applicable to the Senior Managers named in Section 2 in order to:

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Promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

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Promote the full, fair, accurate, timely and understandable disclosure of the Company’s financial results in accordance with applicable disclosure standards;

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Promote compliance with applicable laws, rules and regulations;

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Deter wrongdoing, including illegal acts;

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Require prompt internal reporting of breaches of the Code

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Require accountability for adherence to the Code.

The Code may be amended only by resolution of the Board of Directors of Corus Group.  The Audit Committee is responsible for assisting the Corus Group Board’s oversight of the operation of the Code.  The Committee will assess the adequacy of the Code annually and recommend any changes to the Board.

2.

Applicable Senior Managers

For the purposes of the Code, an employee from time to time holding any of the following positions is deemed to be an Applicable Senior Manager (ASM):

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The Chief Executive of Corus Group

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Executive Director, Finance

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Director, Reporting and Control

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Members of Executive Committee not listed above

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Director, Corporate Finance

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Group Controller

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Group Development Controller

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Group Finance Controller

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Manager, Financial Reporting

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Manager, Management Reporting

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Finance Controller, Europe

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Divisional Finance Directors

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Business Unit Financial Controllers

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Members of Disclosure Committee not listed above

3.

Honest and Ethical Conduct

Each ASM owes a duty to the Company to act with integrity, which requires being honest and candid. Deceit, dishonesty and subordination of principle are inconsistent with integrity.  Service to the company should never be subordinated to personal gain or advantage.

Specifically, each ASM is expected to:

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Maintain the confidentiality of company information where required or in the

Company’s interests.  This includes all non-public information which might be of use to competitors or harmful to the Company or its customers, if disclosed.  The obligation to safeguard confidential information continues after employment with the Company ends.

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Fully observe all applicable government laws, rules and regulations, including insider trading laws, in each jurisdiction in which it does business and including those governing full, fair, accurate, timely and understandable disclosure in reports and documents which the company files or issues publicly.

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Comply with the requirements of applicable accounting and auditing standards and

Company policies in the maintenance of a high standard of accuracy and completeness in the Company’s financial records.

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Not seek competitive advantage through unlawful or unethical business practices including not taking unfair advantage of any customer, supplier, competitor or other employee.

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Avoid conflicts of interest wherever possible. Any conflict of interest for an ASM would also be regarded as a conflict of interest if it involves a member of his or her family or close relative.  Examples of conflicts of interest, if material, include:

o

Any significant ownership interest in any supplier, competitor or customer.

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Any consulting or employment relationship with any supplier, competitor or customer.

o

Any outside business activity which detracts from an individual’s ability to devote appropriate time and attention to his or her responsibilities to the Company.

o

The receipt of any money, gifts (other than nominal gifts) or excessive entertainment from any company with which the Company does business or may do business.

o

Being in a position of supervising, reviewing or having any influence on the job evaluation, pay or benefits of any close relative (including a partner).

o

Selling anything to, or buying anything from, the Company unless on “arms length” terms and conditions.

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Using any of the Company’s assets (or allowing others to use them) for non business related purposes

4.

Public Communications and Disclosure

The Company endeavours to ensure that the contents of and disclosures in, the reports and documents that the company files with the relevant authorities in the countries in which it is registered and any other public communications are full, fair, accurate, timely and understandable.  Also, that they are in accordance with the applicable disclosure standards, including standards of materiality.

Each ASM must:

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Not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including the Company’s external auditors and government officials, where appropriate.

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In relation to his or her areas of responsibility, properly review and critically analyse proposed disclosures for accuracy and completeness.

In addition, the following people must familiarise themselves with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company:

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Chief Executive,

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Executive Director, Finance.

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Members of Executive Committee not listed above

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Director, Reporting and Control,

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Director, Corporate Finance

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Divisional Finance Directors

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Members of Disclosure Committee not listed above.

5.

Legal Compliance

It is the Company’s policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each ASM to ensure that he/she adheres to the standards and restrictions imposed by those laws, rules and regulations including those relating to auditing and accounting matters.

6.

Reporting of Breaches and Accountability

The Audit Committee is responsible for applying the Code to specific situations which require clarification or interpretation of any part of this Code. Any ASM who becomes aware of any existing or potential breach of this Code is required to notify the Group Company Secretary promptly.  Failure to do so is itself a breach of this Code.  If preferred, any existing or potential breach may be reported in accordance with the Corporate Governance Compliance statement (“Whistleblowing policy”) issued in June 2004.

No ASM may retaliate against any employee or other ASM for reporting of breaches that are made in good faith.

In investigating and enforcing this Code, the Company will follow the procedures laid out below:

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Breaches or potential breaches will be reported to the Audit Committee by the Group Company Secretary.

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Audit Committee will take all appropriate action to investigate any breaches reported to it.

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If Audit Committee determines that a breach has occurred, it will inform the Board of Directors.

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Upon notification, the Board will take or authorise such disciplinary or preventative action as it deems appropriate (in consultation with Audit Committee) up to and including dismissal of the individual(s) responsible.

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Where applicable and material, the relevant filing authority will be notified

7.

Disclosure of Changes or Waivers

Any change or waiver to a provision of this Code is required to be disclosed in the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission (SEC) in the USA.  A waiver is defined by SEC rules as a material departure from a provision of the Code.  ASMs should note that it is not the Company’s intention to grant or to permit waivers from the requirements of this Code.  ASMs should also note that the Company expects full compliance with this Code.

8.

Group Policy Documents

The Company’s more detailed policies and procedures are set out in the GPD database – these are separate requirements and are not part of this Code.

9.

Enquiries

All enquiries in relation to this Code or its applicability to particular roles or situations should be addressed to the Group Company Secretary.